EXHIBIT 5

                         Hunton & Williams
                    Riverfront Plaza, East Tower
                         951 E. Byrd Street
                   Richmond, Virginia  23219-4074
                       Telephone (804) 788-8200
                       Facsimile (804) 788-8218



                            January 3, 1997



Board of Directors
Winston Hotels, Inc.
2209 Century Drive, Suite 300
Raleigh, NC  27612

                      Winston Hotels, Inc.
                      Stock Incentive Plan
               Registration Statement on Form S-8

Gentlemen:

     We have acted as counsel to Winston Hotels, Inc. a North Carolina corporation (the "Company"), in connection with its Registration Statement on Form S-8, that is being filed on the date hereof with the Securities and Exchange Commission (the "Registration Statement"), with respect to shares of the Company's Common Stock, $.01 par value (the "Common Stock"), which are proposed to be offered and sold as described in the Registration Statement.

     In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

     Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

     1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of North Carolina;
and

     2.   The shares of Common Stock covered by the Registration
Statement have been duly authorized and, when issued and sold as described in the Registration Statement, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the statement made in reference to this firm under the caption "Legal Matters" in the Registration
Statement.

                              Very truly yours,


                              HUNTON & WILLIAMS